EXHIBIT 3.1



                  DEAN HELLER
                  Secretary of State

                  202 North  Carson Street
                  Carson City, Nevada 89701-1201
                  (776) 684-5708


             Important: Read attached instructions before completing
 ------------------------------------------------------------------------------

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -



 1.   Name of corporation:       Global-Tech Capital Corp.

 2. The articles have been amended as follows (provide article numbers, if available):

      ------------------------------------------------------------------
      ARTICLE ONE.  THE NAME OF THE CORPORATION IS:

                               SOURCE DIRECT, INC.




      ------------------------------------------------------------------

 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
      6,149,000

 A Officer Signature (Required):

 /S/ Deren Z. Smith
 ------------------

 o If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.



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[Secretary of State,]                             [     FILED EFFECTIVE     ]
[  State of Idaho   ]                             [  2003 JUL 18  PM  1:54  ]
[     S E A L       ]                             [    SECRETARY OF STATE   ]
                                                  [      STATE OF IDAHO     ]


                              ARTICLES OF AMENDMENT
                               (General Business)

         To the Secretary of State of the State of Idaho
              Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation amends its articles of incorporation as follows:


 1.      The name of the corporation is:

                 Source Direct Incorporated


 2.      The text of each amendment is as follows:

         The Certificate of  Incorporation  is amended by striking out the Whole
Article IV thereof as it now exists and inserting in lieu and instead thereof, a new Article IV reading in its entirety as follows:

         "FIFTH. The corporation shall authority to issue 100,000,000 shares of common capital stock at a no par value per share."

 3.      The date of adoption of the amendment(s) was:   July 16, 2003

 4.      Manner of adoption (check one):

         [ ] The amendment consists exclusively of matters which do not require shareholder action pursuant to section 30-1-1002, Idaho Code, and was, therefore, adopted by the board of directors.

         [ ] None of the corporation's shares have been issued and was, therefore, adopted by the
                   [ ]   incorporator        [ ]   board of directors.

         [X]    The number of shares outstanding and entitled to vote was 1,000

                The number of shares cast for and against each amendment was:

                Amended article       Shares for       Shares against
                                        1,000




Dated:  July 15, 2003
        ---------------------

Signed:  /S/ Deren Z. Smith
         --------------------

Typed Name:  Deren Z. Smith
             ----------------

Capacity:  President
           ------------------


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                           ARTICLES OF INCORPORATION

                                       OF

                               SOURCE DIRECT, INC.

         We, the undersigned named natural persons of the age of twenty-one or more, acting as incorporators of a corporation under the Idaho Business Corporation Act, adopt the following articles of incorporation for such corporation:


                                    ARTICLE I
                                      NAME

         The name of the corporation is: Source Direct, Incorporated.


                                   ARTICLE II
                               PERIOD OF DURATION

         The period of duration of the corporation is perpetual.


                                   ARTICLE III
                               PURPOSES AND POWERS

         The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be organized under the Idaho Business Corporation Act, including, the following:

         (a) The primary purpose of this corporation is to produce, develop and market medical devices for physically handicapped persons.

         (b) To acquire by purchase, lease or otherwise, to hold, own, deal in, or with, and otherwise manage and operate, sell, transfer, rent, lease, mortgage, pledge, and otherwise dispose of, or encumber any and all classes of property whatsoever, whether real or personal, or any interest therein.

         (c) To acquire by purchase, subscription, or otherwise and to receive, hold, own, guarantee, sell assign, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, script, warrants, rights, bonds, debentures, notes, trust receipts and other securities, obligations choses in action and evidence of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, limited partnerships, firms, trusts or persons, public or private, or the government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as honor thereof to possess and exercise all the rights, powers and privileges or ownership, including the right to execute consents and vote thereon, and to do any and all things and acts necessary or advisable for the preservation, protection, improvement, enhancement and value hereof.

         (d) To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, and the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

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         (e)    To  borrow  or  raise  monies  for  any of the  purposes  of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidence of indebtedness and to secure the payment of any thereof and any of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

         (f) To loan to any person, firm or corporation, any of its surplus funds, either with or without security.

         (g) To purchase, hold, sell and transfer the shares of its own capital stock, provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

         (h) To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the states, districts, or territories of the United States, in any and all foreign countries, subject to the laws of such states, districts, territories or countries.

         (i) To enter into joint ventures and partnerships with individuals, associations and/or other corporations.

         (j) In general, to do any and all things which are incidental and conducive to the attainment of any above object and purpose, to the same extent as natural persons might or could do, which now or hereafter may be authorized by the laws of the United States and the State of Idaho, as the Board of Directors may deem to the advantage of the corporation.


                                   ARTICLE IV
                                  CAPITAL STOCK

         The aggregate number of shares which the corporation shall have authority to issue is five thousand (5,000) shares of common voting stock with an initial par value of one dollar ($1.00) per share.


                                    ARTICLE V
                          STOCK CLASSES AND PREFERENCES

         The corporation shall issue only one class of stock, that being common voting stock and no preferred stock shall be issued unless authorized separately by the Board of Directors pursuant to the By-Laws of the corporation.


                                   ARTICLE VI
                            COMMENCEMENT OF BUSINESS

         The corporation shall not commence business until consideration of the value of at least one thousand dollars ($1,000.00) (monetary or in-kind) has been received for the issuance of shares.


                                   ARTICLE VII
                                PREEMPTIVE RIGHTS

         Shareholders shall have preemptive rights as provided in the Idaho Business Corporation Act in effect as of the date these Articles are adopted.


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

                                   ARTICLE IX
                                VOTING OF SHARES

         Each outstanding share of the common stock of the corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, each shareholder to be entitled to vote his shares in person or be proxy executed in writing by such shareholder or be his duly authorized attorney in fact. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected. Shareholders shall have no right whatsoever to accumulate their votes with regard to such election.


                                    ARTICLE X
                       INITIAL REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the corporation is 2345 North Woodruff, Idaho Falls, Idaho 83401, and the name of its initial registered agent at such address is Kevin Arave.


                                   ARTICLE XI
                           INITIAL BOARD OF DIRECTORS

         The number of directors constituting the initial Board of Directors of the corporation is four (4), and the names, addresses and social security numbers of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify, are:

         Name                                Address

         KEVIN ARAVE                         12541 North 95 East
                                             Idaho Falls, Idaho 83401

         SHARON B. ARAVE                     12541 North 95 East
                                             Idaho Falls, Idaho 83401

         DEREN Z. SMITH                      P. O. Box 204
                                             Iona, Idaho 83427

         TIA T. SMITH                        P. O. Box 204
                                             Iona, Idaho 83427


                                   ARTICLE XII
                              RELIANCE UPON OTHERS

         A director shall be fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of assets, liabilities or net profits of the corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.


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

         No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation in good faith if such person (a) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs; or
(b) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by officers or employees of the corporation which he had reasonable grounds to believe or upon a financial statement of the corporation prepared by an officer or employee of the corporation in charge of its accounts or certified by a public accountant or firm of public accountants.


                                  ARTICLE XIII
           CONTRACTS WITH INTERESTED DIRECTORS, DISCLOSURE AND VOTING

         A director of the corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall, insofar as permitted by the Act or any other applicable statute, any transaction or contract of the corporation be void or voidable or affected by reason of the fact that any director or any firm of which a director is a member or any corporation of which any director is an officer, director or stockholder, is in any way interested in such transaction or contract provided that at the meeting of the board of directors or of a committee thereof having authority in the premises to authorize or confirm such contract or transactions, the interest of such director, firm or corporation is disclosed or made known and there shall be present a quorum of the board of directors or of the directors constituting such committee and such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the corporation for any profit realized by him from or through any such transaction or contract of the corporation, ratified or approved as herein provided, by reason of the fact that he or any firm of which he is a member, or any corporation or which he is a stockholder, director, or officer, was interested in such transaction or contract.

         Directors so interested may be counted when present at meetings of the board of directors or of such committee for the purpose of determining the existence of a quorum. Each and every person who is or may become a director of the corporation is hereby relieved from any liability that might otherwise exist from those contracting with the corporation in which he may be in any way interested. Any contract, transaction or act of the corporation or of the board of directors or of any committee which shall be ratified by a majority in interest of a quorum of the stockholders having voting power, shall be as valid and as binding as though ratified by each and every stockholder or the corporation, but this shall not be constituted as requiring the submission of any contract to the stockholders for approval.


                                   ARTICLE XIV
                                 INCORPORATIONS

         The names and address of the incorporators are:

         Name                                Address

         KEVIN ARAVE                         12541 North 95 East
                                             Idaho Falls, Idaho 83401

         SHARON B. ARAVE                     12541 North 95 East
                                             Idaho Falls, Idaho 83401

         DEREN Z. SMITH                      P. O. Box 204
                                             Iona, Idaho 83427

         TIA T. SMITH                        P. O. Box 204
                                             Iona, Idaho  83427


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         Date:   06-26-02                    /S/ Deren Z. Smith
                 --------                    -----------------------------
                                             Deren Z. Smith, Incorporator

         Date:   06-26-02                    /S/ Tia T. Smith
                 --------                    -----------------------------
                                             Tia T. Smith, Incorporator

         Date:   06-26-02                    /S/ Kevin Arave
                                             -----------------------------
                                             Kevin Arave, Incorporator

         Date:   06-26-02                    /S/ Sharon B. Arave
                 --------                    -----------------------------
                                             Sharon B. Arave, Incorporator



         STATE OF IDAHO            }
                                   ss.
         COUNTY OF BONNEVILLE      }


         Personally appeared before me this ____ day of _____________, 2002, DEREN Z. SMITH, TIA T. SMITH, KEVIN ARAVE, SHARON B. ARAVE, Incorporators and KEVIN ARAVE Registered Agent, signers of the foregoing instrument who duly acknowledged to me that they executed the same.

                                         ________________________________
                                         NOTARY PUBLIC
                                         Residing at Idaho Falls, Idaho
                                         My Commission Expires: _________



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